                           SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.   )


Filed by the Registrant     [X]
Filed by a Party other than the Registrant     [ ]

Check the appropriate box:
[ ]    Preliminary Proxy Statement
[ ]    Confidential, for Use of the Commission Only (as permitted by
       Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                              Alberto-Culver Company
       -------------------------------------------------------------------------
                  (Name of Registrant as Specified In Its Charter)

       -------------------------------------------------------------------------
        (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11:

       1)  Title of each class of securities to which transaction applies:

       _________________________________________________________________________

       2)  Aggregate number of securities to which transaction applies:

       _________________________________________________________________________

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       _________________________________________________________________________

       4)  Proposed maximum aggregate value of transaction:

       _________________________________________________________________________

       5)  Total fee paid:

       _________________________________________________________________________

[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)  Amount Previously Paid:

       _________________________________________________________________________

       2)  Form, Schedule or Registration Statement No.:

       _________________________________________________________________________

       3)  Filing Party:

       _________________________________________________________________________

       4)  Date Filed:

       _________________________________________________________________________

                            ALBERTO-CULVER COMPANY
                            Melrose Park, Illinois

                                                               December 14, 1999

TO THE STOCKHOLDERS:

     The annual meeting of stockholders will be held at the principal office of the Company in Melrose Park, Illinois, on Thursday, January 27, 2000, at 10:00 a.m.

     You are cordially invited to attend this meeting in person. The principal business at the meeting will be to (i) elect four directors and (ii) re-approve the 1994 Shareholder Value Incentive Plan, as amended.

     At your earliest convenience, please sign and return the enclosed proxy card to assure that your shares will be represented at the meeting.

                                        Sincerely,

                                        /s/ Leonard H. Lavin

                                        Leonard H. Lavin
                                             Chairman

                               NOTICE OF MEETING

     The annual meeting of stockholders of Alberto-Culver Company will be held on Thursday, January 27, 2000, at 10:00 a.m. Chicago time, at the principal office of the Company, 2525 Armitage Avenue, Melrose Park, Illinois 60160 for the following purposes:

     1.   To elect four directors.

     2.   To re-approve the 1994 Shareholder Value Incentive Plan, as amended.

     3. To transact such other business as may properly come before the meeting.

     The board of directors has fixed the close of business on December 1, 1999 as the record date for determination of the stockholders entitled to notice of and to vote at the meeting.

                                        /s/ Bernice E. Lavin

                                        Bernice E. Lavin
                                             Secretary

December 14, 1999

ALBERTO-CULVER COMPANY                                           PROXY STATEMENT


2525 Armitage Avenue                                           December 14, 1999
Melrose Park, Illinois 60160

                            Solicitation of Proxies

     The board of directors of Alberto-Culver Company (the "Company") solicits your proxy for use at the annual meeting of stockholders to be held on January 27, 2000 and at any adjournment thereof.

     On December 1, 1999, the record date for the meeting, the Company had outstanding shares of common stock consisting of 22,723,519 shares of Class A and 32,957,471 shares of Class B. This Proxy Statement and form of proxy are being mailed to stockholders on or about December 14, 1999.

     Each holder of record at the close of business on the record date is entitled to one vote for each Class B share and one-tenth of a vote for each Class A share then held. Any person submitting a proxy has the right to revoke it at any time before it is voted, in person at the meeting, by written notice to the Secretary of the Company or by delivery of a later-dated proxy.

     The election of directors is decided by a plurality of the votes cast by holders of all shares entitled to vote in the election. Accordingly, withheld votes and broker non-votes will not affect the outcome of the election. The affirmative vote of the majority of shares of stock present in person or by proxy at the meeting and entitled to vote on such matter is required to re-approve the 1994 Shareholder Value Incentive Plan, as amended ("SVIP"). Although abstentions and broker non-votes will be treated as present at the meeting for purposes of determining a quorum, abstentions will have the effect of a vote against the re-approval of the SVIP and broker non-votes will have no effect on such re-approval of the SVIP.

                             Election of Directors

     Unless otherwise instructed, proxies will be voted for the election as directors of the four persons listed as nominees for a term of three years. All of the nominees are currently serving as directors. Should any of the nominees become unable to accept nomination or election (which the Company has no reason to expect), it is the intention of the persons named in the enclosed proxy to vote for a substitute in each case or the board of directors may make an appropriate reduction in the number of directors to be elected.

Nominees for Terms Expiring at the Annual Meeting in 2003 (Class III)

     Carol L. Bernick, age 47, has served as a director of the Company since 1984, as Assistant Secretary of the Company since 1990 and as Vice Chairman of the Company and President of Alberto-Culver North America, a division of the Company, since April 1998. From 1990 to April 1998, she served as Executive Vice President of the Company and from October 1994 to April 1998, she served as President of Alberto-Culver USA, Inc., a wholly-owned subsidiary of the Company. Mrs. Bernick is the wife of Howard B. Bernick and the daughter of Leonard H. Lavin and Bernice E. Lavin.

     Leonard H. Lavin, age 80, the founder of the Company, has served as a director and Chairman of the Company since 1955. From 1955 to October 1994, Mr. Lavin served as Chief Executive Officer of the Company. From 1955 to 1988, Mr. Lavin served as President of the Company. Mr. Lavin is the husband of Bernice
E. Lavin, the father of Carol L. Bernick and the father-in-law of Howard B. Bernick.

     A. Robert Abboud, age 70, has served as a director of the Company since March 1994 and as President of A. Robert Abboud and Company, a private investment firm, for more than the past five years. Mr. Abboud is also a director of AAR Corp. and Hartmarx Corporation.

     Robert H. Rock, D.B.A., age 49, has served as a director of the Company since October 1995 and as the President of MLR Holdings, LLC, an investment company with holdings in publishing and information businesses, for more than the past five years. Mr. Rock has also served as Chairman of Metroweek Corporation, a publisher of weekly newspapers and specialty publications, for more than the past five years. From 1991 to March 1995, Mr. Rock served as Chairman of IDD Enterprises, a publisher and provider of on-line services. Mr. Rock is also a director of Hunt Corporation (formerly known as Hunt Manufacturing Company), Quaker Chemical Corporation and Penn Mutual Life Insurance Company.

     The board of directors recommends that the stockholders vote FOR each of the nominees for director.

Directors Whose Terms Expire at the Annual Meeting in 2001 (Class I)

     Robert P. Gwinn, age 92, has served as a director of the Company since 1988, as Chairman and Chief Executive Officer of Gwinn Oil Company, a privately owned oil company, for more than the past five years, and as the Chairman Emeritus of Encyclopaedia Britannica, Inc., a publisher, since 1993. Mr. Gwinn is also a director of CNA Financial Corporation.

     William W. Wirtz, age 70, has served as a director of the Company since 1978 and as President of Wirtz Corporation, a diversified operations and investment company, for more than the past five years. Mr. Wirtz is also a director of Firstar Corporation.

     A. G. Atwater, Jr., age 56, has served as a director of the Company since October 1995 and as President and Chief Executive Officer of Amurol Confections Company, a special confectionary manufacturer and wholly owned associated company of the Wm. Wrigley Jr. Company, for more than the past five years.

Directors Whose Terms Expire at the Annual Meeting in 2002 (Class II)

     Howard B. Bernick, age 47, has served as a director of the Company since 1986, as President of the Company since 1988 and as Chief Executive Officer of the Company since October 1994. From 1988 to October 1994, Mr. Bernick served as Chief Operating Officer of the Company. Mr. Bernick is also a director of AAR Corp. Mr. Bernick is the husband of Carol L. Bernick and the son-in-law of Leonard H. Lavin and Bernice E. Lavin.

     Bernice E. Lavin, age 74, has served as a director and Secretary and Treasurer of the Company since 1955 and as Vice Chairman since July 1994. From 1955 to July 1994, Mrs. Lavin served as Vice President. Mrs. Lavin is the wife of Leonard H. Lavin, the mother of Carol L. Bernick and the mother-in-law of Howard B. Bernick.

     Harold M. Visotsky, M.D., age 75, has served as a director of the Company since 1989, as the Owen L. Coon Professor of Psychiatry and Behavioral Sciences at Northwestern University Medical School for more than the past five years, as a director of Education and Research Development at Northwestern University Department of Psychiatry since 1994 and as a consultant for more than the past five years in the areas of health planning and benefits management.

     Allan B. Muchin, age 63, has served as a director of the Company since October 1995 and as Chairman of Katten Muchin & Zavis, a Chicago-based law firm, since November 1995. For more than five years prior to November 1995, Mr. Muchin served as Co-Managing Partner and a Member of the Board of Directors and Executive Committee of Katten Muchin & Zavis.

              Share Ownership of Directors and Executive Officers

     The table below contains information as of November 15, 1999, concerning the number of shares of Class A common stock and Class B common stock beneficially owned by each director, each person named in the Summary Compensation Table and by all directors and executive officers as a group.

======================================================================================================
Name of Beneficial Owner                    Title of   Amount and Nature of Beneficial      Percent
                                             Class            Ownership (1)(2)              of Class
======================================================================================================
                                             Class A                       351,320   (3)       1.54%
Carol L. Bernick                             Class B                     4,680,885   (3)      14.20%
------------------------------------------------------------------------------------------------------
                                             Class A                       495,888   (4)       2.18%
Leonard H. Lavin                             Class B                     4,755,304   (4)      14.43%
------------------------------------------------------------------------------------------------------
                                             Class A                        15,000   (5)         (6)
A. Robert Abboud                             Class B                         2,000               (6)
------------------------------------------------------------------------------------------------------
                                             Class A                        15,700   (7)         (6)
Robert H. Rock                               Class B                             0
------------------------------------------------------------------------------------------------------
                                             Class A                        27,000   (8)         (6)
Robert P. Gwinn                              Class B                             0
------------------------------------------------------------------------------------------------------
                                             Class A                       597,000   (9)       2.63%
William W. Wirtz                             Class B                     1,794,000   (9)       5.44%
------------------------------------------------------------------------------------------------------
                                             Class A                        17,000  (10)         (6)
A.G. Atwater, Jr.                            Class B                             0  (10)
------------------------------------------------------------------------------------------------------
                                             Class A                       886,200  (11)       3.85%
Howard B. Bernick                            Class B                       655,267  (11)       1.99%
------------------------------------------------------------------------------------------------------
                                             Class A                       493,704  (12)       2.17%
Bernice E. Lavin                             Class B                     4,192,242  (12)      12.72%
------------------------------------------------------------------------------------------------------
                                             Class A                        15,000  (13)         (6)
Harold M. Visotsky                           Class B                         1,000               (6)
------------------------------------------------------------------------------------------------------
                                             Class A                        17,000  (14)         (6)
Allan B. Muchin                              Class B                             0
------------------------------------------------------------------------------------------------------
                                             Class A                       494,136  (15)       2.14%
Michael H. Renzulli                          Class B                       165,575  (15)         (6)
------------------------------------------------------------------------------------------------------
All Directors and Executive Officers as a    Class A                     3,518,688  (16)      14.84%
 Group (16 persons, including the above)     Class B                    16,290,834  (16)      49.43%
======================================================================================================

(1) All, but not less than all, of the Class A shares may at any time be converted into Class B shares on a share-for-share basis at the option of the Company. The Class B shares are convertible into Class A shares on a share-for-share basis at the option of the holder.

(2) Such ownership is direct, with sole voting and investment power, except as indicated in subsequent footnotes. Unless otherwise specifically provided, each person disclaims beneficial ownership of any shares indicated as owned indirectly (i.e., as trustee or co-trustee of a trust or as an officer of a foundation).

(3) Includes 134,844 Class A shares subject to employee stock options exercisable currently or within 60 days. Also includes 1,993,817 Class B shares held as trustee of a trust for the benefit of Mrs. Bernick's sister; 222,527 Class B shares held as trustee of a trust for the benefit of Mrs. Bernick's nephew; 41,040 Class A shares and 45,768 Class B shares held as trustee of a trust for the benefit of Mr. and Mrs. Bernick's son; 1,994,354 Class B shares held as co-trustee of a trust for the benefit of Mrs. Bernick, for which Mrs. Bernick shares voting and investment power; 100,000 Class B shares held as trustee of an insurance trust for the benefit of Mr. and Mrs. Lavin's children and grandchildren; and 8,171 Class B shares held as a participant in the Alberto-Culver Company Employees' Profit Sharing Plan. Does not include 45,000 Class A shares held by the Bernick Family Foundation of which Mrs. Bernick is a director and the President; 100,200 Class A shares and 300,600 Class B shares held as co-trustee with Mrs. Lavin of a trust for the benefit of Mrs. Bernick; and 495,888 Class A shares and 520,000 Class B shares owned by the Lavin Family Foundation of which Mrs. Bernick is a director and an officer. In addition, does not include shares reported as owned by Mr. Bernick, Mr. Lavin or Mrs. Lavin.

(4) Includes 495,888 Class A shares and 520,000 Class B shares owned by the Lavin Family Foundation of which Mr. Lavin is a director and the President and shares voting and investment power. Does not include shares reported as owned by Mrs. Lavin or Mrs. Bernick.

(5) Includes 3,750 Class A shares subject to stock options exercisable currently or within 60 days.

(6)   Less than 1.0% of the outstanding shares.

(7) Includes 15,000 Class A shares subject to stock options exercisable currently or within 60 days and 700 Class A shares held jointly with Mr. Rock's wife.

(8) Includes 15,000 Class A shares subject to stock options exercisable currently or within 60 days.

(9) Includes 15,000 Class A shares subject to stock options exercisable currently or within 60 days. Also includes 582,000 Class A shares and 1,746,000 Class B shares owned by Wirtz Corporation, of which Mr. Wirtz is President and a director; and 8,000 Class B shares owned by William Wirtz Pension Trust, of which Mr. Wirtz is a trustee.

(10) Includes 12,721 Class A shares subject to stock options exercisable currently or within 60 days.

(11) Includes 296,100 Class A shares subject to employee stock options exercisable currently or within 60 days; 11,307 Class B shares held as a participant in the Alberto-Culver Company Employees' Profit Sharing Plan; 43,960 Class B shares and 5,100 Class A shares held as co-trustee of a trust for the benefit of Mr. and Mrs. Bernick's children, for which Mr. Bernick shares voting and investment power; and 45,000 Class A shares held by the Bernick Family Foundation of which Mr. Bernick is a director and an officer and shares voting and investment power. Does not include shares reported as owned by Mrs. Bernick.

(12) Includes 393,440 Class A shares and 481,464 Class B shares held as trustee of trusts for the benefit of Mr. and Mrs. Lavin's children and grandchildren; and 100,200 Class A shares and 300,600 Class B shares held as co-trustee with Mrs. Bernick of a trust for the benefit of Mrs. Bernick, for which Mrs. Lavin shares voting and investment power. Does not include 495,888 Class A shares and 520,000 Class B shares owned by the Lavin Family Foundation of which Mrs. Lavin is a director and an officer. In addition, does not include shares reported as owned by Mr. Lavin or Mrs. Bernick.

(13) Includes 7,500 Class A shares subject to stock options exercisable currently or within 60 days; and 7,500 Class A shares held as trustee of a trust for the benefit of Dr. Visotsky's wife. Does not include 400 Class A shares held in a trust for the benefit of Dr. Visotsky, for which trust Dr. Visotsky's wife has sole voting and investment power.

(14) Includes 15,000 Class A shares subject to stock options exercisable currently or within 60 days.

(15) Includes 416,300 Class A shares subject to employee stock options exercisable currently or within 60 days and 22,459 Class B shares held as a participant in the Alberto-Culver Company Employees' Profit Sharing Plan.

(16) Includes 980,515 Class A shares subject to stock options exercisable currently or within 60 days; 57,779 Class B shares held as participants in the Alberto-Culver Company Employees' Profit Sharing Plan; 6,199 Class B shares held as participants in the Alberto-Culver 401(k) Savings Plan; and 5,000 Class A shares issued under the Company's 1994 Restricted Stock Plan ("Restricted Shares"). Such persons have shared voting and investment power as to 647,504 Class A shares and 2,858,914 Class B shares. Holders of Restricted Shares have sole voting rights and no dispositive rights with respect to those shares that have not vested.

               Meetings and Committees of the Board of Directors

     The board of directors of the Company held four regularly scheduled meetings and one special meeting during fiscal year 1999. No director attended fewer than three-fourths of the aggregate number of meetings of the board of directors and of the committees of the board of directors described below on which he or she served during the fiscal year. There are four standing committees of the board of directors.

     The audit committee, which is composed of A. Robert Abboud, Chairman, A. G. Atwater, Jr., Robert P. Gwinn and Allan B. Muchin, held two meetings during fiscal year 1999. The audit committee makes recommendations to the board of directors regarding the engagement of independent auditors each fiscal year and reviews with the outside and internal auditors the scope and results of their audits.

     The executive committee, which is composed of Leonard H. Lavin, Chairman, A.G. Atwater, Jr., Howard B. Bernick, Robert P. Gwinn and Bernice E. Lavin, held no meetings during fiscal year 1999. The executive committee has many of the powers of the board of directors and can act when the board of directors is not in session.

     The compensation committee, which is composed of Robert H. Rock, Chairman,
A. Robert Abboud, Robert P. Gwinn and Harold M. Visotsky, held four meetings during fiscal year 1999. The compensation committee reviews executive performance and compensation and administers benefit plans pursuant to which executive officers receive stock options, incentive awards, retirement income and other compensation awards.

     The nominating committee, which is composed of Leonard H. Lavin, Chairman,
A. Robert Abboud, Carol L. Bernick, Howard B. Bernick, Bernice E. Lavin and Harold M. Visotsky, held no meetings during fiscal year 1999. The function of the nominating committee is to evaluate and recommend persons to fill vacancies or newly created positions on the board of directors and to submit the names of those persons so recommended to the full board of directors for approval. Stockholders may submit recommendations for nominations for election to the board of directors. Additional information regarding the stockholder recommendation procedure will be provided upon request to the Secretary of the Company. Stockholder nominations of directors are subject to the notice requirements described under "Other Business" below.

                            Executive Compensation

     The table below summarizes certain information with respect to compensation paid by the Company or its subsidiaries to the Chief Executive Officer and the four other most highly compensated executive officers of the Company for the past three fiscal years.

========================================================================================================================
                                                    SUMMARY COMPENSATION TABLE
========================================================================================================================

                                      Annual Compensation                Long-Term Compensation
                                    -----------------------------    ------------------------------
                                                                          Awards         Payouts
                                                                     ------------------------------
       Name                                                             Securities
       and                                                               Underlying        LTIP
     Principal                          Salary           Bonus            Options         Payouts          All Other
     Position                 Year        ($)             ($)               (#)           ($)(1)          Compensation
========================================================================================================================
Leonard H. Lavin,             1999    $1,200,000     $    556,000               0    $          0          $206,791  (2)
Chairman                      1998     1,149,999          421,000               0          87,500           191,934
                              1997       999,996        1,225,000               0         115,000           166,276
------------------------------------------------------------------------------------------------------------------------
Bernice E. Lavin,             1999    $  625,008     $    262,000               0    $          0           206,791  (2)
Vice Chairman,                1998       618,756          181,000               0         146,250           191,934
Secretary and Treasurer       1997       587,499          576,000               0         223,000           166,276
------------------------------------------------------------------------------------------------------------------------
Howard B. Bernick,            1999    $1,350,000     $    625,000     $   208,000               0          $ 15,664  (3)
President and Chief           1998     1,225,002     $    449,000         165,000         316,875            14,796
Executive Officer             1997       825,006        1,010,000         114,000         635,550             8,410
------------------------------------------------------------------------------------------------------------------------
Carol L. Bernick,             1999    $  641,674     $    293,000     $    60,000               0          $ 15,664  (3)
Vice Chairman, President,     1998       585,422          201,000          45,000         141,375            14,796
Alberto-Culver North          1997       636,252          624,000          48,000         278,750             8,238
America and Assistant
Secretary
------------------------------------------------------------------------------------------------------------------------
Michael H. Renzulli,          1999    $  737,502     $    655,000     $    60,000               0          $ 20,632  (4)
President, Sally Beauty       1998       685,008          600,000          45,000         136,500            19,762
Company, Inc.                 1997       626,256          705,000          48,000         289,900            19,132
========================================================================================================================

(1) For the three-year performance period ended September 30, 1999, the total shareholder return on the Company's Class A shares was 16%, placing it in the 35th percentile of the Standard & Poor's 500 Index with no corresponding payout per Shareholder Value Incentive Plan unit. For the three-year performance period ended September 30, 1998, the total shareholder return on the Company's Class A shares was 62%, placing it in the 59.5th percentile of the Standard & Poor's 500 Index with a corresponding payout per Shareholder Value Incentive Plan unit of $975. For the three-year performance period ended September 30, 1997, the total shareholder return on the Company's Class A shares was 146%, placing it in the 79th percentile of the Standard & Poor's 500 Index with a corresponding payout per Shareholder Value Incentive Plan unit of $2,230.

(2) For Mr. and Mrs. Lavin, the amount for each includes $24,365 of imputed income from life insurance; an annual contribution to the Alberto-Culver Company Employees' Profit Sharing Plan of $10,292; $169,894 of imputed income from split-dollar life insurance policies; and $2,240 of matching contributions to the Alberto-Culver 401(k) Savings Plan.

(3) For Mr. and Mrs. Bernick, the amount for each includes $3,132 of imputed income from life insurance; an annual contribution to the Alberto-Culver Company Employees' Profit Sharing Plan of $10,292; and $2,240 of matching contributions to the Alberto-Culver 401(k) Savings Plan.

(4) The amount includes $8,100 of imputed income from life insurance; an annual contribution to the Alberto-Culver Company Employees' Profit Sharing Plan of $10,292; and $2,240 of matching contributions to the Alberto-Culver 401(k) Savings Plan.

     Each non-employee director of the Company receives $25,000 annual compensation plus $1,500 for each meeting of the board of directors attended. Non-employee members of the executive, audit and compensation committees receive $1,500 per committee meeting attended. The chairman of the audit committee and the chairman of the compensation committee receive an additional annual retainer of $3,500. Employee directors receive no additional compensation for serving on the board of directors or its committees.

     In addition, each non-employee director participates in the 1994 Stock Option Plan For Non-Employee Directors (the "Director Plan") which was approved by the stockholders at the 1995 annual meeting. Under the Director Plan, a non-qualified option to purchase 15,000 shares of Class A common stock (as adjusted to reflect the 100% stock dividend paid on February 20, 1997) was automatically granted to (i) each incumbent non-employee director at the time of the adoption of the Director Plan and (ii) each non-employee director elected or appointed subsequent to the adoption of the Director Plan. On October 23, 1997 the board of directors amended the Director Plan to reduce the number of options to purchase Class A shares that will automatically be granted to any new non-employee director upon his or her initial election or appointment as a director of the Company from 15,000 shares to 7,500 shares. No person may receive more than one option grant under the Director Plan. The exercise price of options granted under the Director Plan is the fair market value of a share of Class A common stock on the date options are granted. Options are granted for a ten-year term and become exercisable in four equal annual installments commencing one year after the date of grant.

                              Stock Option Grants

     The table below sets forth certain information with respect to options granted to the persons named in the Summary Compensation Table during the fiscal year ended September 30, 1999.

======================================================================================================================
                                                 OPTION GRANTS IN LAST FISCAL YEAR
======================================================================================================================
                                                         INDIVIDUAL GRANTS
======================================================================================================================

                                                                                      Potential Realizable Value
                               Number of                                                at Assumed Annual Rates
                               Securities   Percent of Total                          of Stock Price Appreciation
                               Underlying       Options                                   for Option Term (2)
                                                                                     -----------------------------
                                Options         Granted        Exercise
                                Granted (1)   to Employees      Price     Expiration
Name                              (#)        in Fiscal Year     ($/sh)       Date            5%($)      10%($)
======================================================================================================================
Leonard H. Lavin                        0            0                -            -              0            0
----------------------------------------------------------------------------------------------------------------------

Bernice E. Lavin                        0            0                -            -              0            0
----------------------------------------------------------------------------------------------------------------------

Howard B. Bernick                 208,000         17.5%         $21.375     09/30/08     $2,796,066   $7,085,779
----------------------------------------------------------------------------------------------------------------------

Carol L. Bernick                   60,000          5.1%         $21.375     09/30/08     $  806,557   $2,043,975
----------------------------------------------------------------------------------------------------------------------

Michael H. Renzulli                60,000          5.1%         $21.375     09/30/08     $  806,557   $2,043,975
======================================================================================================================

(1) Options are granted under the Employee Stock Option Plan of 1988 which permits the compensation committee of the board of directors to grant non-qualified options to purchase shares of Class A common stock. All options granted have a term of ten years from the date of grant. Options become exercisable on a cumulative basis in annual increments of one-fourth of the optioned shares, commencing one year after the date of grant. Mr. and Mrs. Lavin have elected not to receive stock option grants under the plan. The compensation committee may accelerate the exercisability of any options subject to such terms and conditions as it deems necessary and appropriate. In the event of a change in control of the Company, as defined in the plan and summarized below under "Employment Contracts, Termination of Employment and Change in Control Arrangements," the vesting of all stock option awards will be accelerated and all outstanding stock option awards will, depending on the type of consideration given to stockholders in connection with the change in control, either become options to purchase shares of the acquiring corporation or be canceled and option holders will receive a cash payment in lieu of the exercise of such option awards.

(2) The dollar amounts in these columns assume that the market price per share of Class A common stock appreciates in value from the date of grant to the expiration date of the option at the annualized rates indicated. These rates are set by the Securities and Exchange Commission and are not intended to forecast possible future appreciation, if any, of the price of Class A common stock.

                            Stock Option Exercises

     The table below sets forth certain information with respect to the exercise of options during the fiscal year ended September 30, 1999 by the persons named in the Summary Compensation Table and the fiscal year-end value of unexercised in-the-money options.

=========================================================================================================================
                                          AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                                 AND FISCAL YEAR-END OPTION VALUES
=========================================================================================================================
                                                                         Number of Securities
                                                                              Underlying                Value of
                                                                             Unexercised               Unexercised
                                                                              Options at              In-The-Money
                                                                                Fiscal                 Options at
                                                                               Year-End            Fiscal Year-End (2)
                                      Shares              Value                  (#)                       ($)
                                   Acquired on           Realized            Exercisable/             Exercisable/
     Name                          Exercise (#)            ($)              Unexercisable             Unexercisable
=========================================================================================================================
Leonard H. Lavin (1)                        0                   0                         0/0                      0/0

Bernice E. Lavin (1)                        0                   0                         0/0                      0/0

Howard B. Bernick                           0                   0             233,100/330,000      $  510,660/$228,539

Carol L. Bernick                       10,256            $132,943             107,844/106,500      $   380,917/$99,291

Michael H. Renzulli                         0                   0             387,700/108,100      $2,831,915/$109,641
=========================================================================================================================

(1) Mr. and Mrs. Lavin have elected not to receive stock option grants under the Employee Stock Option Plan of 1988.

(2) Based on the average of the high and low trading price of Class A common stock of $19.844 per share on September 30, 1999, the last trading day of the fiscal year.

                          Long-Term Incentive Awards

     The table below sets forth certain information with respect to the grant of performance units under the 1994 Shareholder Value Incentive Plan ("SVIP") during the fiscal year ended September 30, 1999 to the persons named in the Summary Compensation Table.

================================================================================================================================
                                                    LONG-TERM INCENTIVE PLAN --
                                                    AWARDS IN LAST FISCAL YEAR
================================================================================================================================
                                                                    Estimated Future Payouts Under Non-Stock Price-Based Plans
                                                                  --------------------------------------------------------------
                                                 Performance or
                                Number of         Other Period
                             Shares, Units or        Until
                               Other Rights      Maturation or             Threshold          Target             Maximum
     Name                        (#) (1)             Payout                   ($)               ($)                ($)
================================================================================================================================
Leonard H. Lavin                   600              3 years               $300,000           $600,000         $1,800,000
--------------------------------------------------------------------------------------------------------------------------------
Bernice E. Lavin                   190              3 years                 95,000            190,000            570,000
--------------------------------------------------------------------------------------------------------------------------------
Howard B. Bernick                  675              3 years                337,500            675,000          2,025,000
--------------------------------------------------------------------------------------------------------------------------------
Carol L. Bernick                   210              3 years                105,000            210,000            630,000
--------------------------------------------------------------------------------------------------------------------------------
Michael H. Renzulli                210              3 years                105,000            210,000            630,000
================================================================================================================================

(1) Awards under the SVIP are made in the form of performance units, each unit having a payout value of $500 if the threshold performance level is attained, $1,000 if the target performance level is attained and $3,000 if the maximum performance level is attained. Units will have no value if the threshold performance level is not attained. Starting with grants made after September 22, 1998, awards may be reduced (but not below zero) so that the present value, as determined in accordance with Section 280G(d)(4) of the Internal Revenue Code (the "Code"), of such payments plus any other payments relating to a participant under Section 280G(b)(2)(A)(ii) of the Code shall not, in the aggregate, exceed 2.99 times such participant's "base amount" as defined in Section 280G(b)(3) of the Code. No such reduction, however, shall be applied to any payments which do not constitute "excess parachute payments" within the meaning of the Code.

     Performance units were granted at the beginning of fiscal year 1999 for the three-year performance period of October 1, 1998 through September 30, 2001. At the time the performance units were granted, the compensation committee established objectives for the for the next three consecutive fiscal years based on the percentile ranking of the performance of the Class A common stock among the performance of the companies comprising the Standard & Poor's 500 Index. Participants may elect to receive all or a portion of their award in Class A common stock. Starting with grants made in fiscal year 1998, participants owning shares of Class A and Class B common stock having a dollar value below a level determined by the compensation committee will be required to take at least 50% of their award, less applicable withholding taxes, in Class A common stock. In the event of a change in control of the Company, as defined in the SVIP and summarized below under "Employment Contracts, Termination of Employment and Change in Control Arrangements," all or a pro-rata portion of the outstanding performance units, based on the number of fiscal years of each performance period that have elapsed and the performance of the Company as of the date of the change in control compared to the performance of the companies comprising the Standard & Poor's 500 Index as of the end of the last quarter for which such information is available, will become payable in cash within 30 days following such change in control. If at least six full calendar months of any fiscal year have elapsed, the entire fiscal year shall be deemed to have elapsed.

     Subject to shareholder re-approval, as of October 1, 1999 the SVIP will be amended to (i) increase the maximum amount potentially payable to a single participant from $2.5 million per fiscal year to $4.0 million per performance period payable in cash or Class A common stock and (ii) add five indexes, in addition to the Standard & Poor's 500 Index, that the compensation committee can choose among at the beginning of a performance period to measure the performance of the Class A common stock. The SVIP and the material amendments are described in greater detail under "Re-Approval of the Shareholder Value Incentive Plan, as Amended."

     Employment Contracts, Termination of Employment and Change in Control Arrangements

     Other than agreements governing retirement or termination of employment as described below, the Company has no employment agreements with the officers named in the Summary Compensation Table (the "named executive officers").

     The board of directors approved severance agreements with the Company's officers, including the named executive officers, which provide payments and benefits if such officer's employment with the Company terminates under the circumstances set forth in the severance agreement within two years after a change in control, as defined in the agreement and summarized below. The severance agreement for each named executive officer provides for a payment in the amount which, when added to any other payments subject to the limitation set forth in Section 280G of the Code, equals 2.99 times such officer's "base amount" as such term is defined in Section 280G(b)(3) of the Code. Such payment shall be in lieu of any other amount of severance relating to salary or bonus continuation to be received by such officer upon termination of employment under any other severance plan or arrangement of the Company. The severance agreements provide for continuation of such officer's health, life, disability and similar insurance benefits for up to a three-year period. These agreements also provide for payment to the named executive officer of accrued salary and vacation pay, and of all amounts which he or she would otherwise be eligible to receive under the Company's incentive plans applicable to the fiscal year in which the termination occurs. The amounts payable to such an officer under each severance agreement may be reduced so as to not exceed the limitation set forth in Section 280G of the Code.

     The vesting of stock options granted to named executive officers under the Employee Stock Option Plan of 1988 ("ACSOP") will be accelerated upon the occurrence of a change in control, as defined in the plan and summarized below, and all outstanding stock options will, depending on the type of consideration given to stockholders in connection with the change in control, either become options to purchase shares of the acquiring corporation or be canceled and option holders will receive a cash payment in lieu of the exercise of such options. In addition, the payment of awards under the Management Incentive Plan ("MIP") and the 1994 Shareholder Value Incentive Plan ("SVIP") will be accelerated, and all or a pro-rata portion of each such award will become payable as provided in such plans, upon the occurrence of a change in control, as defined in such plans and summarized below. Under certain circumstances, awards paid pursuant to grants made under the SVIP after September 22, 1998, may be reduced. See "Long-Term Incentive Awards" above.

     The definition of a change in control is the same for each of the severance agreements, ACSOP, SVIP and MIP. Generally, a change in control is defined as the occurrence of any of the following: (i) the acquisition by any individual, entity or group of both 20% or more of the combined voting power of the outstanding voting securities of the Company and combined voting power in excess of the combined voting power held by the Exempt Persons, as defined below, (ii) the cessation of the individuals who comprise the Incumbent Board, as defined below, to constitute a majority of the board of directors of the Company, (iii) except as provided in the next sentence, the approval by the stockholders of the Company of any merger, reorganization, consolidation or sale or other disposition (other than a tax-free spin-off of a subsidiary or other business unit of the Company) of all or substantially all of the assets of the Company (collectively, a "Fundamental Change") or (iv) the approval by the stockholders of the Company of the complete liquidation or dissolution of the Company. A Fundamental Change will not be a change in control if (a) immediately after such Fundamental Change more than 60% of the combined voting power of the then outstanding voting securities of the resulting corporation or the Company, as the case may be, is then owned by all or substantially all of the individuals and entities who were the owners of the combined voting power of the outstanding voting securities of the Company immediately prior to such Fundamental Change and (b) a majority of the members of the board of directors of the resulting or acquiring corporation, as the case may be, were members of the Incumbent Board at the time of the execution of the initial agreement or action of the board of directors of the Company providing for such Fundamental Change.

     A change in control will not be deemed to occur through the acquisition of voting securities of the Company if they were acquired (i) by an Exempt Person, an employee benefit plan or trust sponsored or maintained by the Company or any corporation controlled by the Company or (ii) through an exercise, conversion or exchange privilege acquired directly from the Company. In addition, a change in control will not be deemed to occur if such change in control resulted from the Company acquiring its own voting securities. Exempt Persons are defined as: (i) Mr. and Mrs. Lavin, their descendants and spouses of their descendants, and (ii) any estate of any such individuals or any trust or similar arrangement or charitable organization established by or for the benefit of any such individuals. Incumbent Board is defined as those individuals who comprised the board of directors of the Company as of October 24, 1996 and any individual who becomes a director subsequent to such date whose election or nomination was approved by either a majority of the Incumbent Board or at least a majority of the combined voting power held by the Exempt Persons.

     Key Executive Deferred Compensation Agreements

     Upon retiring on or after reaching a specified retirement age, each of the named executive officers will be entitled to receive the amount of compensation as set forth in his or her deferred compensation agreement payable in equal monthly installments. Payments range up to a maximum of $400,000 per year and are payable over a maximum of 15 years. If the named executive officer is terminated for any reason prior to his or her specified retirement age, such executive shall not be entitled to receive any payments under his or her deferred compensation agreement. In the event the executive dies (and was not terminated by the Company) prior to reaching his or her retirement age, the individual(s) designated by such executive may be entitled to 50% of the deceased executive's deferred benefit. Executives retiring prior to their specified retirement age may, at the discretion of a committee of the board of directors, receive all or a portion of those benefits they would have been entitled had they retired at their specified retirement age.

     Payments are conditioned upon the named executive officer rendering such reasonable business consulting and advisory services to the Company or any subsidiary as the Chief Executive Officer deems desirable. No executive will be obligated to provide more than eight hours of consulting and advisory services a month without additional compensation. If the executive commits an act of disloyalty to the Company or any of its subsidiaries, the executive shall have no right to receive any payments under these agreements. The obligations of the Company under these agreements are unfunded and unsecured promises to pay. The Company has voluntarily elected to purchase insurance policies covering the life of each named executive officer. The Company is the sole owner and beneficiary of these policies which have a cash value well in excess of the amount payable under all deferred compensation agreements combined.

     Executive Deferred Compensation Plan

     Effective January 1, 1999, the board of directors approved the Executive Deferred Compensation Plan for all "highly compensated employees" within the meaning of Section 414(q) of the Code, which includes all of the named executive officers. All eligible employees may elect to defer all or a portion of their salary and commissions ("Compensation"). Compensation may be deferred for any period of time, provided it is no less than three years, and can be paid out to the employee by a lump sum payment or annually over any period not to exceed five years. The Compensation Committee may change the rate of interest earned on money deferred under the plan. Such rate is currently 7% per annum. Commencing in calendar year 2000, under certain circumstances, employees who are unable to receive the maximum Company matching contribution they would have otherwise received (the "Maximum Match") under the Alberto-Culver or Sally Beauty 401(k) Savings Plans because of discrimination testing, will be credited a matching contribution in this plan equal to the difference between the Maximum Match and the amount of the matching contribution such employee actually received in such 401(k) plan. Such matching contribution will be immediately vested and will be required to be deferred in this plan until the termination of such employee's employment with the Company.

                         Compensation Committee Report

     The compensation committee of the board of directors is comprised of Robert
H. Rock, Chairman, A. Robert Abboud, Robert P. Gwinn, and Harold M. Visotsky. The compensation committee is responsible for reviewing executive performance and compensation, approving employment agreements with executive officers and administering benefit plans pursuant to which executive officers receive stock options, incentive awards, retirement income and other compensation awards.

     The Company's objectives for its executive compensation program are:

     .    To attract, motivate and retain highly qualified individuals.

     .    To link the interests of executive officers closely with stockholders.

     . To increase the personal stake of the executive officers in the continued success and growth of the Company by linking a significant portion of executive officers' compensation to the performance of the Company.

     In order to achieve these objectives, executive compensation for the last fiscal year was based principally on three components: base salary, annual bonus and long-term incentive compensation.

Base Salary

     Base salaries of executive officers are reviewed annually by the compensation committee and adjusted appropriately effective the beginning of each calendar year. The factors used in determining an executive officer's base salary are the duties and level of responsibility of the executive officer, the past performance of the executive officer, the performance of the executive officer's principal business unit, if any, the performance of the Company and the recommendations of management. The compensation committee exercises its judgment in making a determination of the impact which these factors have on setting the executive officers' salaries.

Annual Bonus

     Annual bonuses are awarded pursuant to the Management Incentive Plan ("MIP"). In consultation with the Company's outside compensation consultants, the MIP was amended as of October 1, 1998. The primary objective of the amendments was to strengthen the linkage between incentive awards and measurable performance and provide higher rewards for exceptional performance.

     An executive officer's bonus award opportunity is allocated among one or more of the following criteria: (i) sales of the Company, a subsidiary or a division; (ii) pre-tax earnings of the Company, a subsidiary or a division;
(iii) except for the named executive officers, any other measurements the compensation committee may determine; and (iv) except for the named executive officers, individual business objectives. The compensation committee may modify the above criteria during the plan year as deemed appropriate; provided, however, that the compensation committee may not modify such criteria for the named executive officers so as to increase the award payable to such persons.

     Actual awards can range from 0% to 200% of an executive officer's base salary depending on the level of performance achieved. The compensation committee may increase or decrease an individual award to a participant, other than the named executive officers, by up to 25% of such participant's base salary based upon such factors and circumstances as the compensation committee deems appropriate.

Long-Term Incentive Compensation

     The Company's long-term incentive compensation program consists of grants of stock options and performance units. Stock options were granted to executive officers under the Employee Stock Option Plan of 1988 (the "ACSOP"). Non-qualified stock options were granted for a term of ten years with an option exercise price equal to the fair market value of a share of the Class A common stock on the date of grant. Stock options become exercisable in four equal annual increments commencing one year after grant.

     Executive officers were also granted performance units pursuant to the 1994 Shareholder Value Incentive Plan (the "SVIP"). Each performance unit has a payout value of $500 if the threshold performance level is attained, $1,000 if the target performance level is attained and $3,000 if the maximum performance level is attained. The threshold, target and maximum performance levels are attained when the total shareholder return on Class A shares meets or exceeds the performance of 50%, 60% and 90% of the companies in the Standard & Poor's 500 Index, respectively, over a three-year performance period. Under certain circumstances, such awards will be paid in Class A common stock. Units will have no value if the threshold performance is not attained. At the time performance units were granted, the compensation committee, based on the recommendations of management and in consultation with the Company's outside compensation consultants, established objectives for the three-year performance period, October 1, 1998 through September 30, 2001, based on the percentile ranking of the Class A common stock measured by total shareholder return among companies comprising the Standard & Poor's 500 Index.

     Subject to shareholder re-approval, as of October 1, 1999 the SVIP will be amended to (i) increase the maximum amount potentially payable to a single participant from $2.5 million per fiscal year of the Company to $4.0 million per performance period payable in cash or Class A common stock and (ii) add five indexes, in addition to the Standard & Poor's 500 Index, that the compensation committee can choose among at the beginning of the performance period to measure the performance of the Class A common stock. For the performance period ended September 30, 2002, the performance of the Class A common stock will again be measured among the companies comprising the Standard & Poor's 500 Index as has been the case for each performance period since the original adoption of the SVIP. The SVIP and the material amendments are described in greater detail under "Re-Approval of the Shareholder Value Incentive Plan, as Amended."

     Decisions with respect to grants of stock options and performance units to executive officers were made based on formulas proposed by the Company's outside compensation consultants. Under these formulas, executive officers received grants of stock options and performance units having a value equal to a percentage of his or her base salary. The number of stock options and performance units granted were then adjusted based on the same factors for determining base salary. Since the adoption of the ACSOP, Leonard H. Lavin and Bernice E. Lavin have elected not to receive stock options under the plan.

     In fiscal year 1997, the compensation committee established stock ownership guidelines for all SVIP participants. Under these guidelines, the Chairman and the Chief Executive Officer are required to have at least five times, and senior officers, including the other named executive officers, are required to have at least three times, their annual base salary invested in common stock of the Company. All other participants are required to have at least 1.75 times their annual base salary invested in common stock of the Company. Participants have five years to achieve these ownership guidelines. In addition, in fiscal year 1997 the compensation committee established ownership guidelines for outside directors. Under these guidelines, outside directors are required to have at least $100,000 invested in the common stock of the Company by the year 2002 or within five years of their initial election to the board of directors, whichever is later.

Chief Executive Officer Compensation

     Howard B. Bernick's fiscal year 1999 total compensation was established considering competitive market comparisons, Company performance, which included records in each of sales, pre-tax earnings, net earnings and earnings per share for the eighth consecutive year, and the executive compensation philosophy established by the compensation committee. This philosophy targets total compensation at competitive levels and provides significant performance-based variable compensation opportunities. Mr. Bernick elected not to accept an increase in 1999 base salary that was proposed by the compensation committee.

     Mr. Bernick's fiscal year 1999 annual incentive award under the MIP was formula based and reflected record sales and record pre-tax earnings performance.

     The number of options and performance units granted to Mr. Bernick were based on formulas proposed by the Company's outside compensation consultants and reviewed and approved by the compensation committee. Under these formulas, Mr. Bernick's grants were equal to a percentage of his base salary.

Deductibility of Compensation

     As part of the Omnibus Budget Reconciliation Act passed by Congress in 1993, the Internal Revenue Code of 1986 was amended to add Section 162(m) which limits the deductibility for federal income tax purposes of compensation paid to the Chief Executive Officer and the four other most highly compensated officers of the Company. Under Section 162(m), compensation paid to each of these officers in excess of $1.0 million per year is deductible by the Company only if it is "performance-based."

     It is the Company's policy to take into account the deductibility for federal income tax purposes of the compensation paid to its executive officers. The Company believes that all bonuses and awards paid to executive officers under the MIP and SVIP, respectively, will be tax deductible and that any compensation generated upon the exercise of non-qualified stock options granted under the ACSOP will be tax deductible by the Company.

                                   Compensation Committee Members

                                   Robert H. Rock, Chairman

                                   A. Robert Abboud

                                   Robert P. Gwinn

                                   Harold M. Visotsky

                               Performance Graph

     The following graph compares the cumulative total shareholder return on the Company's Class A common stock and Class B common stock, the Standard & Poor's 500 Index, and a selected peer group of companies for the last five fiscal years. The selected peer group consists of Block Drug Company, Inc., Carter-Wallace, Inc., Chattem, Inc., Church & Dwight Co., Inc., Claire's Stores, Inc., Del Laboratories, Inc., Helen of Troy Limited, McCormick & Company, Inc., Perfumania, Inc., Regis Corporation, Tandy Corporation and Windmere-Durable Holdings, Inc. (formerly named Windmere Corporation).

     For the purpose of calculating the peer group average, the cumulative total shareholder returns of each company have been weighted according to its stock market capitalization at the beginning of the fiscal year. The graph assumes $100 was invested on September 30, 1994 and that all dividends were reinvested.



                       [PERFORMANCE GRAPH APPEARS HERE]


                               1995     1996      1997      1998      1999
                               ----     ----      ----      ----      ----
Alberto-Culver Class A         $120      168       239       199       184
Alberto-Culver Class B          132      189       268       207       207
S & P 500 Index                 130      156       219       239       305
Peer Group                      129      128       173       204       297

                            Principal Stockholders

     The table below contains information as of November 15, 1999, unless otherwise specified in the footnotes, concerning stock ownership by each person known to beneficially own 5% or more of either class of the Company's outstanding shares of common stock based upon information supplied to the Company by such persons.

   Name and Address                                         Amount and Nature of
   of Beneficial Owner                  Title of Class      Beneficial Ownership (1)(2)     Percent of Class
   -------------------                  --------------      ---------------------------     ----------------
   Leonard H. Lavin                         Class A                   495,888      (3)            2.18%
   2525 Armitage Avenue                     Class B                 4,755,304      (3)           14.43%
   Melrose Park, IL 60160

   Bernice E. Lavin                         Class A                   493,704      (4)            2.17%
   2525 Armitage Avenue                     Class B                 4,192,242      (4)           12.72%
   Melrose Park, IL 60160

   Carol L. Bernick                         Class A                   351,320      (5)            1.54%
   2525 Armitage Avenue                     Class B                 4,680,885      (5)           14.20%
   Melrose Park, IL 60160

   Howard B. Bernick                        Class A                   886,200      (6)            3.85%
   2525 Armitage Avenue                     Class B                   655,267      (6)            1.99%
   Melrose Park, IL 60160

   William W. Wirtz                         Class A                   597,000      (7)            2.63%
   680 North Lake Shore Drive               Class B                 1,794,000      (7)            5.44%
   Chicago, IL 60611

   Barclays Global Investors                Class A                     1,077      (8)              (9)
   46 Fremont Street, 17th Floor            Class B                 1,323,708      (8)            4.02%
   San Francisco, CA 94105

   FMR Corp.                                Class A                 5,093,990     (10)           22.42%
   82 Devonshire Street                     Class B                   521,559     (10)            1.58%
   Boston, MA 02109

   Franklin Resources, Inc.                 Class A                 1,229,500     (11)            5.41%
   777 Mariners Island Blvd.
   San Mateo, CA 94403

   NewSouth Capital Management, Inc.        Class A                 1,355,887     (12)            5.97%
   1000 Ridgeway Loop Rd., Suite 233
   Memphis, TN 38120

(1) All, but not less than all, of the Class A shares may at any time be converted into Class B shares on a share-for-share basis at the option of the Company. The Class B shares are convertible into Class A shares on a share-for-share basis at the option of the holder.

(2) Such ownership is direct, with sole voting and investment power, except as indicated in subsequent footnotes. Unless otherwise specifically provided, each individual disclaims beneficial ownership of any shares indicated as owned indirectly (i.e., as trustee or co-trustee of a trust or as an officer of a foundation).

(3) Includes 495,888 Class A shares and 520,000 Class B shares owned by the Lavin Family Foundation of which Mr. Lavin is a director and the President and shares voting and investment power. Does not include shares reported as owned by Mrs. Lavin or Mrs. Bernick.

(4) Includes 393,440 Class A shares and 481,464 Class B shares held as trustee of trusts for the benefit of Mr. and Mrs. Lavin's children and grandchildren; and 100,200 Class A shares and 300,600 Class B shares held as co-trustee with Mrs. Bernick of a trust for the benefit of Mrs. Bernick, for which Mrs. Lavin shares voting and investment power. Does not include 495,888 Class A shares and 520,000 Class B shares owned by the Lavin Family Foundation of which Mrs. Lavin is a director and an officer. In addition, does not include shares reported as owned by Mr. Lavin or Mrs. Bernick.

(5) Includes 134,844 Class A shares subject to employee stock options exercisable currently or within 60 days. Also includes 1,993,817 Class B shares held as trustee of a trust for the benefit of Mrs. Bernick's sister; 222,527 Class B shares held as trustee of a trust for the benefit of Mrs. Bernick's nephew; 41,040 Class A shares and 45,768 Class B shares held as trustee of a trust for the benefit of Mr. and Mrs. Bernick's son; 1,994,354 Class B shares held as co-trustee of a trust for the benefit of Mrs. Bernick, for which Mrs. Bernick shares voting and investment power; 100,000 Class B shares held as trustee of an insurance trust for the benefit of Mr. and Mrs. Lavin's children and grandchildren; and 8,171 Class B shares held as a participant in the Alberto-Culver Company Employees' Profit Sharing Plan. Does not include 45,000 Class A shares held by the Bernick Family Foundation of which Mrs. Bernick is a director and the President; 100,200 Class A shares and 300,600 Class B shares held as co-trustee with Mrs. Lavin of a trust for the benefit of Mrs. Bernick; and 495,888 Class A shares and 520,000 Class B shares owned by the Lavin Family Foundation of which Mrs. Bernick is a director and an officer. In addition, does not include shares reported as owned by Mr. Bernick, Mr. Lavin or Mrs. Lavin.

(6) Includes 296,100 Class A shares subject to employee stock options exercisable currently or within 60 days; 11,307 Class B shares held as a participant in the Alberto-Culver Company Employees' Profit Sharing Plan; 43,960 Class B shares and 5,100 Class A shares held as co-trustee of a trust for the benefit of Mr. and Mrs. Bernick's children, for which Mr. Bernick shares voting and investment power; and 45,000 Class A shares held by the Bernick Family Foundation of which Mr. Bernick is a director and an officer and shares voting and investment power. Does not include shares reported as owned by Mrs. Bernick.

(7) Includes 15,000 Class A shares subject to stock options exercisable currently or within 60 days. Also includes 582,000 Class A shares and 1,746,000 Class B shares owned by Wirtz Corporation, of which Mr. Wirtz is president and a director; and 8,000 Class B shares owned by William Wirtz Pension Trust, of which Mr. Wirtz is a trustee.

(8) Includes 119,769 Class A shares and 176 Class B shares for which Barclays Global Investors ("Barclays") has no voting power and shares voting power, respectively. This information is based on information provided to the Company by Barclays on November 3, 1999 and reflects Barclays' holdings as of October 27, 1999.

(9)  Less than 1.0% of the outstanding shares.

(10) The beneficial ownership of the Company's shares arises in the context of passive investment activities only by various investment accounts managed by Fidelity Management & Research Company and Fidelity Management Trust Company and their affiliates on a discretionary basis (the "Fidelity Accounts"). The Fidelity Accounts are institutional investors engaged in the investment business. This information is based on information provided to the Company by FMR Corp. on October 6, 1999 and reflects FMR's holdings as of September 30, 1999.

(11) Includes 7,400 Class A shares for which Franklin Resources, Inc. ("Franklin") has no voting power. This information is based on information provided to the Company by Franklin on October 27, 1999 and reflects such holdings as of September 30, 1999.

(12) Includes 1,340,887 Class A shares for which NewSouth Capital Management, Inc. ("NewSouth") has no voting power and 15,000 shares for which NewSouth shares voting power and has no investment power. This information is based on information provided to the Company by NewSouth on November 5, 1999 and reflects such holdings as of October 27, 1999.

                Certain Relationships and Related Transactions

     On January 28, 1999, the Company purchased 190,000 shares of Class B common stock from the SJL Grantor Annuity Trust, u/a/d 9/15/93 (the "SJL Trust") at a price of $26.125 per share. Carol L. Bernick is a co-trustee of this trust and has sole dispositive and voting power with respect to such shares. The assets of the SJL Trust are held for the benefit of Mrs. Bernick's nephew and the grandson of Mr. and Mrs. Leonard H. Lavin.

     The decision to purchase the Class B shares from the SJL Trust as well as the purchase price was determined by a committee of the board of directors of the Company, which committee was established for this purpose. The committee consisted of Messrs. Abboud, Atwater, Gwinn, Muchin, Rock, Visotsky and Wirtz. The price per share was determined by taking the average closing price of such shares from January 21, 1999 through January 27, 1999.

                        Certain Business Relationships

     During the last fiscal year, the Company retained the law firm of Katten Muchin & Zavis, of which Allan B. Muchin is a senior partner. The Company has retained the firm to perform legal services during the current fiscal year.

     Re-Approval of the 1994 Shareholder Value Incentive Plan, as Amended

     The 1994 Shareholder Value Incentive Plan, as amended (the "SVIP"), is presented to shareholders for their re-approval. The SVIP was originally approved by the shareholders on January 26, 1995. The material amendments that have been made to the SVIP are to (i) increase the maximum amount potentially payable to a single participant from $2.5 million per fiscal year to $4.0 million per performance period, as defined below, and (ii) add five indexes, in addition to the Standard & Poor's 500 Index, which the compensation committee of the board of directors can choose among at the beginning of the performance period to measure the performance of the Class A common stock.

     The SVIP is intended to provide key salaried employees of the Company and its subsidiaries who have substantial responsibility for the Company's management and growth with additional incentives through the grant of awards based upon the Company's total shareholder return ("TSR"), as defined below, thereby (i) more closely linking the interests of such employees with stockholders, (ii) increasing the personal stake of such employees in the continued success and growth of the Company, and (iii) encouraging them to remain in the employ of the Company. Approximately 60 employees currently participate in the SVIP. Below is a summary of the material terms of the SVIP.

     The SVIP is administered by the compensation committee of the board of directors. Under the SVIP, eligible employees selected by the compensation committee will receive performance units having a target value at the time of grant of $1,000 per unit. At the time performance units are granted, the compensation committee will establish objectives for the next three consecutive fiscal years based on the percentile ranking of the performance of the Class A common stock among the performance of the companies comprising the (i) Standard & Poor's 500 Index, (ii) Standard & Poor's MidCap 400 Index, (iii) Standard & Poor's SmallCap 600 Index, (iv) Standard & Poor's SuperComposite 1500 Index, (v) Russell 3000 Index, or (vi) Russell 2000 Index. The index chosen by the compensation committee for a particular performance period shall be referred to as the "Applicable Index." The Class A common stock is not included in any of these indexes. Performance of the Company and the Applicable Index companies will be measured by the TSR. For the performance period ended September 30, 2002, the Applicable Index is again the Standard & Poor's 500 Index as has been the case for each performance period since the original adoption of the SVIP.

     TSR is defined as the percentage by which the ending per share price of common stock (determined by using the average closing price for the ten trading days prior to and including the last day of the applicable performance period), as adjusted for any stock split or other recapitalization, plus reinvested dividends, exceeds the beginning per share price of the common stock (determined by the average closing price for the ten days prior to and including the first day of the applicable performance period). For purposes of the Company's performance, TSR is computed using the Class A common stock. A performance period is any three consecutive fiscal years of the Company, unless accelerated pursuant to a change in control as described below.

     Prior to or within 90 days following the beginning of a performance period, the compensation committee will establish a matrix to determine the amount of the awards payable upon the attainment of the objectives. As the Company's ranking among the Applicable Index companies improves, the commensurate amount of the award will increase to a maximum of $3,000 (300% of the target award) per unit. No award will be payable if the Company's TSR compared to the TSR of the companies comprising the Applicable Index would rank it at less than the 50/th/ percentile.

     At the end of the performance period, the compensation committee will certify the Company's TSR ranking among the companies comprising the Applicable Index and to what extent the objectives established by the compensation committee for the performance period have been attained. The maximum award payable to a single participant in cash or in Class A common stock for any performance period may not exceed the lesser of 300% of the target award or $4.0 million. Awards will be distributed on or before the 15/th/ day of the third month following the end of the applicable performance period.

     Participants may elect to receive all or a portion of their award in Class A common stock. Starting with grants made in fiscal year 1998, participants owning shares of Class A and Class B common stock having a dollar value below a level determined by the compensation committee will be required to take at least 50% of their awards, less applicable withholding taxes, in Class A common stock.

     Starting with grants made after September 22, 1998, awards may be reduced (but not below zero) so that the present value, as determined in accordance with
Section 280G(d)(4) of the Internal Revenue Code (the "Code"), of such payments plus any other payments relating to a participant under Section 280G(b)(2)(A)(ii) of the Code shall not, in the aggregate, exceed 2.99 times such participant's "base amount" as defined in Section 280G(b)(3) of the Code. No such reduction, however, shall be applied to any payments which do not constitute "excess parachute payments" within the meaning of the Code.

     If a participant's employment is terminated prior to the end of a performance period for any reason other than death, retirement, disability, or a change in control as defined in the SVIP and summarized above under "Employment Contracts, Termination of Employment and Change in Control Arrangements," any performance units held by the participant shall be immediately cancelled. If a participant's employment terminates due to death, disability or retirement, the participant, or in the case of death, his or her estate or named beneficiary, will receive a prorated cash award based on the number of full calendar months the participant was employed during the performance period.

     In the event of a change in control of the Company, all or a pro-rata portion of the outstanding performance units, based on the number of fiscal years of each performance period that have elapsed and the TSR for the Company as of the date of the change in control compared to the TSR for the Applicable Index companies as of the end of the last quarter for which such information is available, will become payable in cash within 30 days following such change in control. If at least six full calendar months of any fiscal year have elapsed, the entire fiscal year shall be deemed to have elapsed.

     A participant's rights in, and performance units granted under, the SVIP may not be assigned or transferred except by will or the laws of descent and distribution. A participant's benefits under the SVIP are reflected on the Company's books as general, unsecured and unfunded obligations of the Company, and the SVIP does not give any person any right or security interest in any asset of the Company, nor does it imply a trust or segregation of assets by the Company. The compensation committee or the board of directors may terminate or amend the SVIP at any time, provided no such amendment may adversely affect or impair previously granted performance units. There were no payouts under the SVIP for the three year performance period ended September 30, 1999.

     The board of directors recommends that the stockholders vote FOR the re-approval of the Shareholder Value Incentive Plan, as Amended.

            Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's executive officers, directors and persons who beneficially own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission, the New York Stock Exchange and the Company. Based solely on its review of such reports received by it, the Company believes that during fiscal year 1999 its executive officers, directors and greater than 10% beneficial owners complied with all applicable filing requirements under
Section 16(a) of the Exchange Act.

                        Independent Public Accountants

     The board of directors of the Company has selected KPMG LLP as independent public accountants for the Company for the fiscal year ending September 30, 2000. KPMG LLP has served the Company in the capacity of independent public accountants since 1955. Representatives of that firm are expected to be present at the annual meeting of stockholders with an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions presented at the meeting by stockholders.

                                Other Business

     Management knows of no other matters which will be brought before the meeting. However, if other matters are properly brought before the meeting, the persons named in the enclosed proxy will vote in accordance with their judgment on such matters. For business to be properly brought before the meeting by a stockholder, notice in proper written form must be given to the Secretary not less than 30 days nor more than 60 days before the meeting and otherwise be in compliance with the Company's By-Laws.

                             Stockholder Proposals

     The deadline for receipt by the Company of stockholder proposals for inclusion in the Company's 2000 proxy materials is August 16, 2000.

                     Cost and Method of Proxy Solicitation

     The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, brokerage houses, nominees and other custodians and fiduciaries will be requested to send the proxy material to their principals and the Company will reimburse them for their reasonable expenses.

                                  By Order of the Board of Directors

                                         /s/ Bernice E. Lavin

                                           BERNICE E. LAVIN
                                              Secretary

                                    ANNEX A

                            ALBERTO-CULVER COMPANY
                     1994 SHAREHOLDER VALUE INCENTIVE PLAN

                     (as amended through October 1, 1999)


                                  I. GENERAL

     1.1  Purpose of the SVIP

          The 1994 Shareholder Value Incentive Plan ("SVIP") of the Alberto-Culver Company ("Company") is intended to advance the best interests of the Company by providing key salaried employees who have substantial responsibility for the Company's management and growth with additional incentives through the grant of awards based upon Total Shareholder Return as defined in Section 1.2(o), thereby: (1) more closely linking the interests of key salaried employees with shareholders, (2) increasing the personal stake of such key salaried employees in the continued success and growth of the Company, and (3) encouraging them to remain in the employ of the Company.

     1.2  Definitions

          The following definitions apply with respect to the SVIP:

          (a) "Change in Control" shall have the meaning assigned to such term in Section 3.8(b).

          (b)  "Code" shall have the meaning assigned to it in Section 1.2(c).

          (c) "Committee" shall mean the Compensation Committee of the Board of Directors of the Company or, if any member of the Compensation Committee is not (i) an "outside director" within the meaning of
               Section 162(m) of the Internal Revenue Code of 1986 and the rules and regulations thereunder (the "Code") or (ii) a "non-employee director" within the meaning of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder ("Section 16"), the Committee shall set up a subcommittee comprised solely of outside directors and non-employee directors for purposes of all matters arising under this SVIP involving "Executive Officers" within the meaning of item 401(b) of Regulation S-K ("Executive Officer") and Covered Employees as defined herein.

          (d) "Common Stock" shall mean the Class A common stock of the Company, $.22 par value.

          (e) "Covered Employee" shall mean a Participant who is a "covered employee" within the meaning of Section 162(m) of the Code during the plan year at issue.

          (f) "Disability" shall have the meaning provided in the Company's applicable disability plan or, in the absence of such a definition, when a Participant becomes totally disabled as determined by a physician mutually acceptable to the Participant and the Committee before attaining his or her 65th birthday and if such total disability continues for more than three months. Disability does not include any condition which is intentionally self-inflicted or caused by illegal acts of the Participant.

          (g) "Exempt Person" and "Exempt Persons" shall have the meaning assigned to such terms in Section 3.8(c).

          (h)  "Incumbent Board" shall have the meaning assigned to such term in
               Section 3.8(d).

          (i) "Ownership Threshold" shall mean the required dollar value of ownership of Common Stock and Class B common stock of the Company, $.22 par value, by each Participant as set by the Committee from time to time. In determining such ownership for each Participant, the Committee may conclusively rely on the books and records of the Company.

          (j)  "Participant" shall have the meaning assigned to it in Section
               1.4.

          (k) "Performance Period" shall mean any three consecutive fiscal years as set forth in the Participant's Performance Unit Agreement, unless accelerated pursuant to Section 3.8.

          (l)  "Performance Unit" shall have the meaning assigned to it in
               Section 2.1(a).

          (m) "Performance Unit Agreement" shall have the meaning assigned to it in Section 2.1(b).

          (n) "Retirement" shall have the meaning provided in the Company's Employees' Profit Sharing Plan or, in the absence of such a definition, the first day of the month following the month in which the Participant attains his or her 65th birthday.

          (o) "Total Shareholder Return" or "TSR" means the percentage by which the ending per share price of common stock (determined as the average closing price for the ten trading days prior to and including the last date of the applicable Performance Period), as adjusted for any stock split or other recapitalization, plus reinvested dividends, exceeds the beginning per share price of the common stock (determined as the average closing price for the ten trading days prior to and including the first date of the applicable Performance Period). For purposes of the Company, TSR shall be computed using the Common Stock.

     1.3  Administration of the SVIP

     The SVIP shall be administered by the Committee. The Committee shall have full and final authority in its discretion to interpret conclusively the provisions of the SVIP, to adopt such rules and regulations for carrying out the SVIP and to make all other determinations necessary or advisable for the administration of the SVIP.

     The Committee shall meet at least once each fiscal year, and at such additional times as it may determine to designate the eligible employees, if any, to be granted Performance Units under the SVIP, the amount of such Performance Units and the time when Performance Units will be granted. All Performance Units granted under the SVIP shall be on the terms and subject to the conditions hereinafter provided.

     1.4  Eligible Participants

     Key salaried employees of the Company and its subsidiaries as determined by the Committee shall be eligible to participate in the SVIP (any employee receiving a Performance Unit under the SVIP hereinafter referred to as a "Participant").

     1.5  Limitation on Grants

     The maximum amount payable under the SVIP to a single Participant may not exceed $4.0 million per Performance Period.


                             II. PERFORMANCE UNITS

     2.1  Terms and Conditions of Grants

(a) Performance Units may be granted to Participants prior to or within the first ninety (90) days following the beginning of a Performance Period. Each Performance Unit shall have a target value at the time of the grant of $1,000. Except as provided in the following sentence, each Participant shall be eligible, in his or her sole discretion, to receive such Participant's award in cash or shares of Common Stock or a combination thereof as set forth in Section 2.2, payable in each case following the end of a Performance Period, if the Common Stock of the Company has met the objectives established by the Committee, as set forth below. For Performance Periods which end on or after the year 2000, Participants owning less than their Ownership Threshold shall be required to receive at least 50% of their award in Common Stock ("Required Election"). Notwithstanding anything to the contrary contained in this Section 2.1(a), each Participant shall be eligible to receive an award (payable only in cash) in the event of a Change in Control at such time as set forth in
     Section 3.8, if the Common Stock has met the objectives established by the Committee as set forth below.

(b) At the time Performance Units are granted to Participants, the Committee shall establish objectives based on the percentile rank of the Common Stock of the Company measured by Total Shareholder Return among the companies comprising the (i) Standard & Poor's 500 Index, (ii) Standard & Poor's MidCap 400 Index, (iii) Standard & Poor's Small Cap 600 Index, (iv) Standard & Poor's Super Composite 1500 Index, (v) Russell 3000 Index, or
     (vi) Russell 2000 Index. The index chosen by the Committee for a particular Performance Period shall be referred to as the "Applicable Index." In addition, the Committee shall establish a matrix to determine the awards payable to Participants upon attainment of these objectives. Within 90 days following the beginning of a Performance Period, each Participant shall receive an agreement which shall set forth the Performance Period, the number of Performance Units granted and the objectives and matrix established by the Committee (hereinafter referred to as a "Performance Unit Agreement").

(c) No award will be payable if the Company's TSR as a percentile among the Applicable Index companies is less than the 50th percentile, and the maximum award payable is 300% of the target value. If the Company's TSR as a percentile among the Applicable Index companies is not specifically shown in the matrix established by the Committee and set forth in the Performance Unit Agreement the amount of the award shall be calculated by interpolating between the amounts shown.

(d) At the end of each Performance Period, or earlier pursuant to Section 3.8(a) in the event of a Change in Control, the Common Stock of the Company will be ranked based on Total Shareholder Return among the companies comprising the Applicable Index. The Committee shall certify the Company's ranking and the attainment of the objectives established by the Committee for each Performance Period or, in the event of a Change in Control, the elapsed portion of the Performance Period in which such Change in Control shall have occurred. No award may be paid to Covered Employees under this SVIP until the Committee has made such certification.

     2.2  Payment

     Awards approved by the Committee will be distributed on or before the 15th day of the third month following the end of the Performance Period or, in the event of a Change in Control, within 30 days following such Change in Control (but in the event of a Change in Control, such award shall be payable only in cash). Awards payable, in whole or in part, in Common Stock shall be the number of shares of Common Stock that a Participant could have purchased at the ending per share price of the Common Stock as calculated pursuant to Section 1.2(o) had such Participant used the relevant percentage (pursuant to any election to receive Common Stock) of his or her award, less applicable withholding taxes, to purchase Common Stock. Elections to receive Common Stock in lieu of cash shall be submitted to the Committee at such time as specified by the Committee, but in no case after the end of the relevant Performance Period. Except for Required Elections, failure to make a timely election shall be conclusively
     deemed to be an election to receive all cash.   Failure to make a timely
     election to receive more than 50% of an award in Common Stock pursuant to a

     Required Election shall be conclusively deemed to be an election to receive 50% of such award in Common Stock. To the extent necessary to secure an exemption under Section 16(b), voluntary elections by Executive Officers to receive Common Stock shall be approved by the Committee following the end of the Performance Period and prior to the distribution of such stock.

     2.3  Termination of Employment

(a) If a Participant's employment is terminated prior to the end of a Performance Period because of death, Retirement or Disability, the extent to which a Performance Unit shall be deemed to have been earned and payable (solely in cash and without regard to any elections to the contrary) shall be determined by multiplying (a) the cash value of the Performance Unit as calculated in accordance with the matrix established by the Committee and set forth in the Performance Unit Agreement by (b) a fraction, the numerator of which is the number of full calendar months such Participant was employed during the Performance Period and the denominator of which is the total number of full calendar months in the Performance Period.

(b) If a Participant's employment terminates for any reason other than because of death, Retirement or Disability, or a Change in Control (as defined in Section 3.8), the Performance Unit and any and all rights to payment under such Performance Unit shall be immediately canceled and the Performance Unit Agreement with such terminated Participant shall be null and void.


                          III. ADDITIONAL PROVISIONS

     3.1  Nature of Participant's Interests

     A Participant's benefits under the SVIP shall at all times be reflected on the Company's books and records as a general, unsecured and unfunded obligation of the Company, and the SVIP shall not give any person any right or security interest in any asset of the Company nor shall it imply a trust or segregation of assets by the Company.

     3.2  Amendments

     The Committee or the Board of Directors of the Company may amend the SVIP from time to time, as it deems advisable and in the best interests of the Company, provided that no such amendment will adversely affect or impair previously issued grants.

     3.3  Withholding

     The Company shall have the right to deduct from any distribution to any Participant an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld with respect to any grant or distribution under the SVIP.

     3.4  Nonassignability

     (a) Except as expressly provided in the SVIP, the rights of a Participant and any awards under the SVIP may not be assigned or transferred except by will and the laws of descent and distribution.

     (b) A Participant may from time to time name in writing any person or persons to whom his or her benefit is to be paid if he or she dies before complete payment of such benefit has occurred. Each such beneficiary designation will revoke all prior designations by the Participant with respect to the SVIP, shall not require the consent of any previously named beneficiary, shall be in a form prescribed by the Committee, and will be effective only when filed with the Committee in care of the Secretary of the Company during the Participant's lifetime.

     (c) If the Participant fails to designate a beneficiary before his or her death, as provided above, or if the beneficiary designated by the Participant dies before the date of the Participant's death or before complete payment of the Participant's benefit has occurred, the Company may pay the remaining unpaid portion of the Participant's benefit to the legal representative or representatives of the estate of the Participant.

     3.5  Nonuniform Determinations

     Determinations by the Committee under the SVIP regarding determinations of the persons to receive grants, the form, amount and timing of such grants, and the terms and provisions of such grants and the agreements evidencing the same need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, grants under the SVIP, whether or not such persons are similarly situated.

     3.6  No Guarantee of Employment

     Neither grants under the SVIP nor any action taken pursuant to the SVIP shall constitute or be evidence of any agreement or understanding, express or implied, that the Company or its subsidiaries shall retain the Participant for any period of time or at any particular rate of compensation.

     3.7  Effective Date; Duration

     The SVIP shall become effective as of October 1, 1994 subject to approval by stockholders. The Committee will have the authority to terminate the SVIP at any time. Termination of the SVIP will have no impact on Performance Units granted prior to the SVIP termination date.

     3.8  Change in Control

     (a)(1) Notwithstanding anything herein to the contrary, in the event of a Change in Control, all Performance Units awarded prior to October 24, 1996 shall become fully payable in cash at the TSR percentile rank of the Company calculated using the TSR of the Company as of the date of the Change in Control as compared to the TSR among the Applicable Index companies as of the last quarterly period for which such TSR information is available.

        (2) Notwithstanding anything herein to the contrary but subject to the dollar limitation payable per Performance Period as set forth in
             Section 1.5, in the event of a Change in Control, all Performance Units awarded after October 24, 1996 shall become payable in cash in accordance with the following sentence of this Section 3.8(a)(2) at the TSR percentile rank of the Company calculated using the TSR of the Company as of the date of the Change in Control as compared to the TSR among the Applicable Index companies as of the last quarterly period for which such TSR information is available. A Performance Unit shall be payable pursuant to this Section 3.8(a)(2) in an amount equal to the cash value of such Performance Unit calculated in accordance with the preceding sentence, multiplied by a fraction, the numerator of which is the number of full fiscal years of the Performance Period in which the Change in Control shall have occurred which shall have elapsed prior to such Change in Control, and the denominator of which is three. For purposes of the preceding sentence of this Section 3.8(a)(2), if at least six full calendar months of a fiscal year within a Performance Period shall have elapsed, such entire fiscal year shall be deemed to have elapsed.

        (3) If any amount to be paid to a Participant (or beneficiary thereof) pursuant to this Section 3.8(a) is not paid in full within 30 days following the Change in Control (the "Payment Date"), then the Company shall also pay to that Participant (or beneficiary) interest on the unpaid amount for the period beginning on the Payment Date and ending on the date that the amount is paid in full. The amount of interest to be paid to a Participant (or beneficiary thereof) pursuant to this Section 3.8(a)(3) shall be computed using an annual rate equal to two percent above the prime rate from time to time in effect, as published under "Money Rates" in The Wall Street Journal, but in no event higher than the maximum
                -----------------------
             legal rate permissible under applicable law. Payments received by a Participant (or beneficiary thereof) pursuant to this Section 3.8(a)(3) shall be credited first against accrued interest until all accrued interest is paid in full before any such payment is credited against the amount payable pursuant to Section 3.8(a)(1) or (2).

        (4) Solely for the purposes of the computation of payments under the SVIP and notwithstanding any other provision of the SVIP, payments to any Participant under the SVIP with respect to Performance Units granted after September 22, 1998 shall be reduced (but not below zero) so that the present value, as determined in accordance with
             Section 280G(d)(4) of the Code, of such payments plus any other payments that must be taken into account for purposes of any computation relating to the Participant under Section 280G(b)(2)(A)(ii) of the Code, shall not, in the aggregate, exceed
             2.99 times the Participant's "base amount," as such term is defined in Section 280G(b)(3) of the Code. Notwithstanding any other provision of the SVIP, no reduction in payments under the limitation contained in the immediately preceding sentence shall be applied to payments under the SVIP which do not constitute "excess parachute payments" within the meaning of the Code. Any payments in excess of the limitation of this Section 3.8(a)(4) or otherwise determined to be "excess parachute payments" made to any Participant under the SVIP with respect to Performance Units granted after September 22, 1998 shall be deemed to be overpayments which shall constitute an amount owing from the Participant to the Company with interest from the date of receipt by the Participant to the date of repayment (or offset) at the applicable federal rate under Section 1274(d) of the Code, compounded semi-annually, which shall be payable to the Company upon demand; provided, however, that no repayment shall be required under this sentence if in the written opinion of tax counsel satisfactory to the Participant and delivered to the Participant and the Company such repayment does not allow such overpayment to be excluded for federal income and excise tax purposes from the Participant's income for the year of receipt or afford the Participant a compensating federal income tax deduction for the year of the repayment.

     (b)  "Change in Control" means:

          (1)  the occurrence of any one or more of the following events:

               (A) The acquisition by any individual, entity or group (a "Person"), including any "person" within the meaning of
                    Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act of both (x) 20% or more of the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities") and
                    (y) combined voting power of Outstanding Company Voting Securities in excess of the combined voting power of the Outstanding Company Voting Securities held by the Exempt Persons (as such term is defined in Section 3.8(c); provided, however, that a Change in Control shall not
                    --------  -------
                    result from an acquisition of Company Voting Securities:

                    (i) directly from the Company, except as otherwise provided in Section 3.8(b)(2)(A);

                    (ii)   by the Company, except as otherwise provided in
                           Section 3.8(b)(2)(B);

                    (iii)  by an Exempt Person;

                    (iv) by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or

                    (v) by any corporation pursuant to a reorganization, merger or consolidation involving the Company, if, immediately after such reorganization, merger or consolidation, each of the conditions described in clauses (i) and (ii) of Section 3.8(b)(1)(C) shall be satisfied.

               (B) The cessation for any reason of the members of the Incumbent Board (as such term is defined in Section 3.8(d)) to constitute at least a majority of the Board of Directors.

               (C) Approval by the stockholders of the Company of a reorganization, merger or consolidation unless, in any such case, immediately after such reorganization, merger or consolidation:

                    (i) more than 60% of the combined voting power of the then outstanding securities of the corporation resulting from such reorganization, merger or consolidation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals or entities who were the beneficial owners of the combined voting power of all of the Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation; and

                    (ii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board of Directors providing for such reorganization, merger or consolidation.

               (D) Approval by the stockholders of the Company of the sale or other disposition of all or substantially all of the assets of the Company other than (x) pursuant to a tax-free spin-off of a subsidiary or other business unit of the Company or
                    (y) to a corporation with respect to which, immediately after such sale or other disposition:

                    (i) more than 60% of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the combined voting power of all of the Outstanding Company Voting Securities immediately prior to such sale or other disposition; and

                    (ii) at least a majority of the members of the board of directors thereof were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board of Directors providing for such sale or other disposition.

               (E) Approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company.

          (2)  Notwithstanding the provisions of Section 3.8(b)(1)(A):

               (A) no acquisition of Company Voting Securities shall be subject to the exception from the definition of Change in Control contained in clause (i) of Section 3.8(b)(1)(A) if such acquisition results from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company; and

               (B) for purposes of clause (ii) of Section 3.8(b)(1)(A), if any Person (other than the Company, an Exempt Person or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall, by reason of an acquisition of Company Voting Securities by the Company, become the beneficial owner of (x) 20% or more of the combined voting power of the Outstanding Company Voting Securities and (y) combined voting power of Outstanding Company Voting Securities in excess of the combined voting power of the Outstanding Company Voting Securities held by the Exempt Persons, and such Person shall, after such acquisition of Company Voting Securities by the Company, become the beneficial owner of any additional Outstanding Company Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control.

     (c)  "Exempt Person" (and collectively, the "Exempt Persons") means:

          (1)  Leonard H. Lavin or Bernice E. Lavin;

          (2) any descendant of Leonard H. Lavin and Bernice E. Lavin or the spouse of any such descendant;

          (3) the estate of any of the persons described in Section 3.8(c)(1) or (2);

          (4) any trust or similar arrangement for the benefit of any person described in Section 3.8(c)(1) or (2); or

          (5) the Lavin Family Foundation or any other charitable organization established by any person described in Section 3.8(c)(1) or (2).

     (d) "Incumbent Board" means those individuals who, as of October 24, 1996, constitute the Board of Directors, provided that:
                                                   --------

          (1) any individual who becomes a director of the Company subsequent to such date whose election, or nomination for election by the Company's stockholders, was approved either by the vote of at least a majority of the directors then comprising the Incumbent Board or by the vote of at least a majority of the combined voting power of the Outstanding Company Voting Securities held by the Exempt Persons shall be deemed to have been a member of the Incumbent Board; and

          (2) no individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board of Directors or the Exempt Persons shall be deemed to have been a member of the Incumbent Board.

     3.9 Stockholder Approval. The SVIP was approved and adopted at the annual meeting of the stockholders held on January 26, 1995. The SVIP shall be submitted to stockholders of the Company for their re-approval and re-adoption at the annual meeting of stockholders to be held January 27, 2000, or any adjournment thereof. No award shall be payable hereunder for grants made on or after October 1, 1999 unless and until the SVIP has been so re-approved and re-adopted. Unless otherwise determined by the Board of Directors, the SVIP shall be resubmitted to the stockholders for re-approval and re-adoption no less often than every five years thereafter.

                                  DETACH HERE
--------------------------------------------------------------------------------

                                     PROXY

                            ALBERTO-CULVER COMPANY

                       Annual Meeting, January 27, 2000

                   Proxy Solicited by the Board of Directors

The undersigned hereby appoints HOWARD B. BERNICK, WILLIAM J. CERNUGEL and BERNICE E. LAVIN, each with power of substitution, to vote all shares which the undersigned stockholder would be entitled to vote if personally present and, if applicable, hereby directs the trustee of each of the Alberto-Culver Company Employees' Profit-Sharing Plan, the Alberto-Culver 401(k) Savings Plan and the Sally Beauty 401(k) Savings Plan to vote the shares of stock of Alberto-Culver Company allocated to the account of the undersigned which the undersigned is entitled to vote pursuant to such employee benefit plan at the Annual Meeting of Stockholders of Alberto-Culver Company to be held on January 27, 2000, and at any adjournment thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE FOUR NOMINEES FOR DIRECTOR SET FORTH ON THE REVERSE SIDE AND "FOR" RE-APPROVAL OF THE COMPANY'S 1994 SHAREHOLDER VALUE INCENTIVE PLAN, AS AMENDED.

------------------                                                      ------------------
 SEE REVERSE SIDE      (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)      SEE REVERSE SIDE
------------------                                                      ------------------

[X]    Please mark
       votes as in
       this sample

         1.  Election of directors                                                                       FOR  AGAINST   ABSTAIN
             Nominees: Carol L. Bernick, Leonard H. Lavin,
             A. Robert Abboud and Robert H. Rock, D.B.A.         2.  Re-Approval of the Company's
                                                                     1994 Shareholder Value              [ ]    [ ]      [ ]
                         FOR              WITHHELD                   Incentive Plan, as Amended.
                         [ ]                 [ ]
                                                                 3.  In the discretion of the board of directors, on any other matters that may properly come before the meeting.

         [ ] ______________________________________              MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT          [ ]
             For all nominees except as noted above

                                                                 The board of directors recommends a vote FOR each of the
                                                                 nominees for director listed hereon and FOR the re-approval of the Company's 1994 Shareholder Value Incentive Plan, as Amended.

                                                                 Please sign here exactly as your name (or names) appear on this proxy.  Persons signing as executors, administrators, trustees, guardians or attorneys should so indicate when signing.  Where there is more than one owner, each must sign.

Signature:_________________________________  Date:__________  Signature:_________________________________  Date:__________

December 14, 1999


Dear Retirement Benefit Plan Participant:

The Annual Meeting of Stockholders of Alberto-Culver Company (the "Company") will be held on January 27, 2000. The record date for determining stockholders entitled to vote at the meeting was December 1, 1999. Through your participation in the Alberto-Culver Company Employees' Profit Sharing Plan, the Alberto-Culver 401(k) Savings Plan and/or the Sally Beauty 401(k) Savings Plan (collectively, the "Plans"), you are the beneficial owner of the Company's Class B Common Stock and may instruct CG Trust Company, the trustee of each of the Plans, how to vote your shares.

The number of Class B shares in your retirement benefit plan(s) appears at the top of the enclosed proxy card and is identified by a suffix beginning with the following letters: "PS" (Alberto-Culver Company Employees' Profit Sharing Plan), "SB" (Sally Beauty 401(k) Savings Plan) or "AC" (Alberto-Culver 401(k) Savings
Plan). If you are the registered shareholder of either Class A or Class B Common Stock outside of the Plans, these shares will be identified on your proxy card by a suffix: "CLA" (Class A Common Stock) and "CLB" (Class B Common Stock).

Please read the enclosed Notice of Meeting and Proxy Statement carefully. Please mark your choices, sign the enclosed proxy card and return the card in the enclosed postage-paid envelope to the Company's transfer agent, EquiServe, Proxy Department, P.O. Box 9381, Boston, MA 02205-9381 so that the card is received before January 24, 2000.

The trustee of the Plans will have the voting instructions of each participant in the Plans tabulated and will vote the shares of the participants by submitting a final proxy card for inclusion in the tally at the Annual Meeting.

Sincerely,

/s/ Kent E Madlinger

Kent E. Madlinger
Manager, Retirement & Incentive Plans